Exhibit 32

CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the quarter ended July 3, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc. and The William Carter Company.

Date: August 17, 2004	/s/ FREDERICK J. ROWAN, II
Frederick J. Rowan, II

Chief Executive Officer

Date: August 17, 2004	/s/ MICHAEL D. CASEY
Michael D. Casey

Chief Financial Officer